CONSENT

CONSENT dated August 8, 2011 among Comstock Mining Inc., a Nevada corporation (the “Company”), DWC Resources Inc. (“DWC”) and the parties identified on Schedule A hereto (“Stockholders”).  Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company and Stockholders entered into a Securities Purchase Agreement dated as of August 31, 2010 (the “Purchase Agreement”); and

WHEREAS, the Company and Stockholders entered into a Registration Rights Agreement dated as of August 31, 2010 (the “Registration Rights Agreement”); and

WHEREAS, the Company issued to the Stockholders Series A-1 Convertible Preferred Stock (the “Preferred Stock”) pursuant to the terms of the Purchase Agreement and the terms set forth in the Certificate of Designations of the Preferred Stock (the “Series A-1 Certificate”);  and

WHEREAS, the Preferred Stock is convertible into common stock, $0.000666 par value per share (“Common Stock”) of the Company; and

WHEREAS, under the terms of the Registration Rights Agreement, the Stockholders possess (i) a right to have the Company file a registration statement (the “Registration Statement”) covering the resale of the Registrable Securities (as defined in the Registration Rights Agreement) held by each Stockholder with the Commission, (ii) a right to have such Registration Statement declared effective on or prior to August 31, 2011 and (iii) a right to Additional Dividends (as defined in the Registration Rights Agreement) if such Registration Statement is not declared effective on or prior to August 31, 2011; and

WHEREAS, Registrable Securities excludes Common Stock issuable upon conversion if such shares of Common Stock are freely tradeable under Rule 144; and

WHEREAS, DWC, John V. Winfield and the Company are party to a Limited Liability Company Operating Agreement for Northern Comstock LLC dated as of October 20, 2010 (the “Operating Agreement”); and

WHEREAS, the failure of the Company to fulfill the obligations described above under the Registration Rights Agreement also constitutes a default under the Operating Agreement; and

WHEREAS, subject to the terms and conditions hereof, the parties wish to clarify the effect of the Registration Right Agreement.

NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and set forth herein and other good, valuable and sufficient consideration, the receipt of which is hereby acknowledged, the Company and each of the Stockholders, intending to be legally bound, hereby agree as follows:

1.           Acknowledgement, Agreement and Consent.  Each of the undersigned hereby (i) agrees that, with respect to the Registrable Securities held by the Stockholders, the due date upon which the Company is obligated pursuant to Section 2(a) of the Registration Rights Agreement to prepare and file the Registration Statement shall be extended to September 30, 2011; (ii) solely with respect to the failure to meet the due dates originally provided in the Registration Rights Agreement, the Stockholders and DWC waive all penalties, defaults or other consequences that would result from the Company’s failure to satisfy the Company’s obligations by such original due dates under Section 2 of the Registration Rights Agreement and the Operating Agreement, including, without limitation, Additional Dividends, (iii) agrees that this Consent shall be retroactively effective as of July 31, 2011, and (iv) consents to the Company and any third party (such as other preferred stockholders, auditors or counsel to the Company) that might reasonably rely upon such waivers in connection with the interpretation of other agreements or arrangements to which the Company is a party, including, without limitation, any interpretation that the Preferred Stock shall not be taken into consideration when assessing the “Effective Time” as such term used and defined in any certificate of designations for preferred stock of the Company other than the Series A-1 Certificate.

2.           Counterparts.  This Consent may be executed in counterparts and delivered by facsimile transmission, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

3.           Governing Law.  This Consent will be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of law.

4.           Amendments.  This Consent and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.           Severability.   The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

IN WITNESS WHEREOF, the Company and the Stockholders have caused this Consent to be executed as of the date first written above.

COMSTOCK MINING INC.

By:	/s/ Corrado DeGasperis
Name: Corrado De Gasperis
Title: CEO and President

By:	/s/ John V. Winfield
John V. Winfield

DWC RESOURCES, INC.

By:	/s/ John V. Winfield
Name: John V. Winfield
Title: Chairman

SANTA FE FINANCIAL CORPORATION

By:	/s/ John V. Winfield
Name: John V. Winfield
Title: Chairman

PORTSMOUTH SQUARE INC.

By:	/s/ John V. Winfield
Name: John V. Winfield
Title: Chairman

THE INTERGROUP CORPORATION

By:	/s/ John V. Winfield
Name: John V. Winfield
Title: Chairman

SCHEDULE A

1.	John V. Winfield
2.	The InterGroup Corporation
3.	Santa Fe Financial Corporation
4.	Portsmouth Square Inc.